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                                                       EXHIBIT 10.1(a)


                          AMENDMENT NUMBER THREE TO
                     GENERAL LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER THREE TO GENERAL LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of October 20, 1994, is entered into by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with its place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and GENRAD, INC., a Massachusetts corporation ("Borrower"), with its chief executive office located at 300 Baker Avenue, Concord, Massachusetts 01742-2174, in light of the following facts:

                                   RECITALS

         A. Borrower and Foothill are parties to that certain General Loan and Security Agreement, dated as of June 23, 1992, as amended by that certain Amendment Number One to General Loan and Security Agreement, dated as of October 14, 1992, and as further amended by that certain Amendment Number Two to General Loan and Security Agreement, dated November 24, 1993 (collectively, the "Loan Agreement"), pursuant to which Foothill has extended certain revolving loans and letter of credit accommodations to Borrower.

         B. The Loan Agreement is currently scheduled to terminate on January 1, 1995. Borrower and Foothill wish to extend the term of the Loan Agreement until the second anniversary of the date of this Amendment on the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Defined Terms. Any and all initially capitalized terms set forth in this Amendment without definition shall have the respective meanings assigned thereto in the Loan Agreement.

         2. Additional Definition. Section 1.1 of the Loan Agreement is hereby amended and supplemented by adding therein, in alphabetical order, a new definition of "Third Amendment" as follows:

         "'Third Amendment' means that certain Amendment Number
         Three to General Loan and Security Agreement, dated as of October 20, 1994, by and between Foothill and Borrower."

         3. Amendment to Definition of "Real Property". Section 1.1 is further amended by adding the following proviso to the end of the definition of "Real Property":


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         "; provided, however, Borrower's real property located
         in Bolton, Massachusetts shall be excluded from this definition of "Real Property" and shall cease to be "Real Property" for all purposes under this Agreement following its sale by Borrower.

         4. Increase in Advance Rates for Eligible Accounts and Discretionary Foreign Accounts. Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and a new Section 2.1(a) substituted therefor as follows:

         "(a) an amount equal to the sum of: (i) eighty-five percent (85%) of the amount of Eligible Accounts and
         (ii) sixty percent (60%) of the amount of Discretionary
         Foreign Accounts; plus"

         5. Increase in Inventory/Fixed Asset Subline. Section 2.1(b) of the Loan Agreement is hereby deleted in its entirety and a new Section 2.1(b) substituted therefor as follows:

         "(b) an amount equal to the lesser of: (i) seventy-five percent (75%) of the outstanding balance of advances of Eligible Accounts and (ii) Four Million Five Hundred
         Thousand Dollars ($4,500,000) less One Hundred Thousand Dollars ($100,000) on the first day of each month commencing on the first day of the first month after the date on the Third Amendment hereto, and, further, less the value (as determined by Foothill in its reasonable discretion) of any Equipment sold or otherwise disposed of by Borrower, destroyed, obsolete or no longer actively used for its original purpose."

         6. Reduction of Interest Rate. Section 2.5(a) of the Loan Agreement is hereby amended by deleting therefrom the reference to "three and one-half (3 1/2) percentage points above the Reference Rate" and by adding therein a reference therein to "two and one-half (2 1/2) percentage points above the Reference Rate."

         7. Reduction of Number of Clearance Days. Section 2.6 of the Loan Agreement is hereby amended by deleting the reference to "three (3) Business Day(s)," from both places in which it appears within the second sentence of such Section, and by substituting therefor a reference to "two (2) calendar days."

         8. Reduction of Loan Servicing Fee. Section 2.8(e) of the Loan Agreement is hereby amended by deleting therefrom the reference to "Two Thousand Five Hundred Dollars ($2,500) per


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month" and by substituting therefor a reference to "Two Thousand Dollars
($2,000) per month."

         9. Amendment to Initial Facility Fee Provision. Section 2.8(a) of the Loan Agreement is hereby deleted in its entirety and a new Section 2.8(a) substituted therefor as follows:

         "(a) Initial Facility Fee. Concurrently with the execution and delivery of the Third Amendment hereto, a fee (the "Initial Facility Fee") in the amount of One Hundred Twenty Thousand Dollars ($120,000). The Initial Facility Fee shall be fully earned at the time of payment and non-refundable;"

         10. Reduction of Annual Facility Fee. Section 2.8(c) of the Loan Agreement is hereby amended by deleting therefrom the reference to "one percent (1%) of the Maximum Amount" and by substituting therefor a reference to "one-half percent (1/2%) of the Maximum Amount".

         11. Increase in Field Examination Fee. Section 2.8(d) of the Loan Agreement is hereby amended by deleting therefrom the reference to "Five Hundred Dollars ($500), appearing on the first line thereof, and by substituting therefor a reference to "Six Hundred Dollars ($600) per day".

         12. Reduction of Repurchase Fee. Section 2.8(f) of the Loan Agreement is hereby deleted in its entirety and a new Section 2.8(f) substituted therefor as follows:

         "(f) Repurchase Fee. Immediately upon purchase, a sum equal to one percent (1.0%) of the face amount of all Subordinated Debentures repurchased; provided, however, Borrower shall not be obligated to pay Foothill any such repurchase fee either (i) in connection with any exchange by Borrower of Subordinated Debentures solely for other debt equity securities of Borrower, or (ii) if at the time of and after giving effect to any such repurchase there are no Obligations outstanding hereunder."

         13. Extension of Term of the Loan Agreement. Section 3.1 of the Loan Agreement is hereby amended by deleting therefrom the first sentence of such Section in its entirety and by substituting therefor a new first sentence as follows:

         "This Agreement shall become effective upon acceptance of the Third Amendment by Foothill and shall continue in full force and effect until December 31, 1996 (the "Renewal Date") and shall be automatically renewed for

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          successive two (2) year periods thereafter, unless sooner terminated pursuant to the terms hereof."

          14. Amendment to Collateral Reports Provision. Section 6.2 of the Loan Agreement is hereby amended and supplemented by adding the following sentences to the end of such Section:

          "Notwithstanding the foregoing, at any time that there are no outstanding Obligations hereunder (a "Zero Balance Period"), Borrower's sole collateral reporting requirements under this Section
          6.2 shall be to deliver to Foothill no later than the tenth (10th) day of each month during the term of this Agreement, (i) a detailed aging, by total, of the Accounts, (ii) a summary aging, by vendor, of all accounts payable and of any book overdraft, and (iii) a borrowing base certificate, in form and detail acceptable to Foothill in its reasonable discretion. Unless it complies with the prior notice requirements described below, Borrower may not request advances during any Zero Balance Period. Any Obligations which become outstanding for any reason during a Zero Balance Period shall be deemed to be Overadvances and shall be immediately payable to Foothill, in cash. Borrower may resume borrowing hereunder following a Zero Balance Period only after providing Foothill with prior written notice, of not less than fifteen (15) Business Days, of Borrower's intention to resume borrowing, which written notice shall be accompanied by up-to-date versions of each of the collateral reports normally required under this Section 6.2 (i.e., when a Zero Balance Period is not in effect). Following the termination of a Zero Balance Period, Borrower shall comply with its original (i.e., non-Zero Balance Period) collateral reporting requirements set forth in this Section 6.2."

          15. Reaffirmation of Loan Agreement; No Default; No Defenses, Etc. Borrower hereby reaffirms the Loan Agreement and its obligations to Foothill thereunder. Borrower represents and warrants to Foothill that there are no outstanding Events of Default under the Loan Agreement. Borrower acknowledges that Foothill has fully complied with its obligations under the Loan Agreement and that Borrower has no defenses to the validity, enforceability or binding effect of the Loan Agreement or of any of the amendments thereto.

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          16.    Effectiveness of Amendment.  This Amendment shall become
effective upon (i) the delivery by Borrower to Foothill of this Amendment duly executed by an authorized officer of Borrower, and (ii) the delivery of the attached Acknowledgement of Guarantor, duly executed by an authorized officer of GenRad Holdings, Limited.

          17. Conflicts; Continued Effectiveness of Loan Agreement. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Loan Agreement, as amended hereby, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.


                                          FOOTHILL CAPITAL CORPORATION,
                                          a California corporation


                                          By /s/ Beth A Pease
                                             ----------------------------
                                          Title: Assistant Vice President
                                                 ------------------------


                                          GENRAD, INC.,
                                          a Massachusetts corporation


                                          By /s/ Robert C. Aldworth
                                             ----------------------------
                                          Title: Vice President
                                                 ------------------------


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                          ACKNOWLEDGEMENT OF GUARANTOR


          GenRad Holdings, Limited, a company registered in England (the "Guarantor"), has reviewed, and is familiar with, the foregoing Third Amendment to General Loan and Security Agreement, and hereby acknowledges and agrees as follows:

          (i) that its obligations to Foothill under that certain Continuing Guaranty, dated June 23, 1992 (the "Guaranty"), and under that certain Stock Pledge Agreement, dated as of June 23, 1992, by and between the Guarantor and Foothill (the "Stock Pledge Agreement"), shall remain in full force and effect notwithstanding Borrower's execution of the Third Amendment;

          (ii) that although Foothill has informed the Guarantor of the matter set forth above, and the Guarantor has acknowledged same, the Guarantor understands and agrees that Foothill has no duty under the Loan and Security Agreement, as amended, under the Guaranty, under the Stock Pledge Agreement, or under any other agreement with the Guarantor, to notify it or to seek such an acknowledgement, and nothing contained herein is intended to, or shall create such a duty as to any advances or transactions hereafter; and

          (iii) that the Guarantor reaffirms the Guaranty and the Stock Pledge Agreement.


                                          GENRAD HOLDINGS, LIMITED.
                                          a company registered in England


                                          By /s/ Robert C. Aldworth
                                             ----------------------------

                                          Title: Director
                                                 ------------------------

Dated:  As of October 20, 1994.

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